Exhibit 4.12

Addendum of Lease Agreement dated March 27, 2014

Made and executed in Tel Aviv on the [handwritten: 9th] day of [handwritten: August], 2021

Between:	Ogen Yielding Real Estate Ltd., Company No. 520033093 Of 3 Har Sinai St., Tel Aviv (Hereinafter: the “Lessor”) The first party;

And between:	PolyPid Ltd., Company No. 514105923 By its authorized signatories Of 18 HaSivim St., Petah Tikva (Hereinafter: the “Lessee”) The second party;

Whereas:	On March 27, 2014 the Lessee and the Lessor signed a lease agreement (hereinafter: the “Original Agreement”) according to which the Lessee leased the Leased Premises as defined in the Original Agreement;
And whereas:	The parties signed addenda to the Lease Agreement in such manner that at present the Lessee leases an area of 2,100 sq.m. gross in the Tamar Building and an area of 1,163 sq.m. in the Alon Building in Ogen Park (hereinafter: the “Leased Premises”), the Lease Agreement including addenda thereof shall be referred hereinafter: the “Lease Agreement”);
And whereas:	On April 2021 the parties signed an addendum regarding the increase in the area of the Leased Premises in the Alon Building by an area of 455 sq.m. gross situated on the first floor in the Alon Building in the complex, and possession therein will be delivered to the Lessee after the completion of the works therein;
And whereas:	The Lessee requested from the Lessor to lease from the Lessor, in addition to the Leased Premises as hereinabove defined, the additional area in the Alon Building as hereinafter defined for the purpose of using the said area as a storage room, and all in accordance with and subject to the provident fund in this Addendum hereunder;

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	Preamble

1.1.	The preamble hereto shall be deemed an integral part of this Addendum.

1.2.	The entire provisions set forth in the Lease Agreement shall continue to apply to the parties, mutatis mutandis, except for the provisions set forth in this Addendum in respect of which the parties agreed as stated hereunder.

1.3.	The provisions set forth in this Addendum shall be construed as adding to the said in the Lease Agreement and shall not derogate therefrom. Notwithstanding the said, in the event of discrepancy between the provisions set forth in the Lease Agreement and the provisions set forth in this Addendum, the provisions set forth in this Addendum shall take precedence and shall be binding.

1.4.	As used in this Addendum, the following terms shall have the respective meanings set forth beside them below:

1.4.1.	The Additional Area – an area of approximately 50 sq.m. net and an addition of 15% for the public areas, i.e., an area of 58 sq.m. gross situated on the first floor in the Alon Building in the complex, highlighted in red in the blueprint hereby attached as Appendix A of this Addendum.

2.	The Additional Area

2.1.	Subject to the provisions set forth in this Addendum, the Additional Area, as hereinabove defined, will be added, situated on the first floor in the Alon Building in the complex, and whose boundaries are marked on the blueprint hereby attached as Appendix A of this Addendum.

2.2.	The purpose of lease of the Additional Area is – equipment and assembly room.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

2.3.	The Additional Area will be delivered to the Lessee in its condition “AS-IS” in a shell finish level and without air-conditioning, and after the performance of the following customization works by the Lessor: provision of lighting to the area, repair and primer paint to the walls. The Lessee declares and confirms that it is a lessee in the complex for a number of years and it is familiar with the complex, the Building and the Additional Area and the Lessee conducted all planning, legal and engineering inspections that are required in connection with the Additional Area and the Lessee found the Additional Area in conformity with in every respect with its requirements and specifications and the Lessee will not raise any argument regarding a failure and/or a defect in the Additional Area, except for a latent defect and/or failure that the Lessor knew at the time of signing this Addendum and that the Lessor did not disclose to the Lessee.

2.4.	The Lessor will also provide to the Lessee a certificate from the fire department regarding the Additional Area in shell finish level.

3.	Performance of customization works by the Lessee:

3.1.	The Lessee shall be entitled, subject to obtaining the Lessor’s approval, to perform customization works in the Additional Area after receiving possession therein and perform the works as stated in this Addendum in accordance with the provisions set forth in the Lease Agreement and Appendix B of this Addendum.

3.2.	The parties agree that a designated area will be allocated on the roof of the Alon Building, marked in the blueprint hereby attached as Appendix B’1 of this Agreement for the purpose of placing an additional chiller that will be used in the Leased Premises (hereinafter: the “Technical Equipment Area”). Prior to the placement of the chiller in the Technical Equipment Area the Lessee will assure to obtain all relevant approvals from the competent authorities (to the extent required) in accordance with any law and standard, and present them to the Lessor as a condition for the placement of the chiller in the Technical Equipment Area as said.

3.3.	Without prejudice to the aforesaid, the placement of the chiller on the roof will be permitted only subject to obtaining the approval of the Lessor and a structure engineer on behalf of the Lessee and all other consultants as required by the Lessor. The Lessee undertakes to deliver to the Lessor the entire information, plans, approvals and all other documents that will be required from the Lessor in connection with the chiller and its placement in the Technical Equipment Area, 14 days prior to the placement of the chiller.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

3.4.	For the avoidance of doubt, the Lessee, subject to and after obtaining the approval of the competent authorities, to the extent required from the Lessor, and the structure engineer’s approval, will place the chiller on the roof at its sole expense and under its sole responsibility. It is clarified that the Lessee shall be solely responsible for transporting the chiller and installing the chiller in the roof area, and shall bear all costs associated therewith. For the avoidance of doubt, the Lessor shall not be held liable in any manner and shall not bear any cost in connection with the chiller and/or its placement and/or installation and/or operation and/or disassembly and any other matter related to the chiller.

3.5.	It is clarified that to the extent that any damage is caused to the Building (including, but not limited to, the roof of the Building, its systems, the equipment and the facilities installed therein and any other element in the Building) and/or to the Lessor and/or to other lessees and/or to any third party, and it is proven that such damage was caused as a result of the placement of the chiller and/or the transportation of the chiller to the area of the roof and/or the installation of the chiller on the roof, the Lessee undertakes to bear any cost and repair any damage, immediately after receiving the first demand of the Lessor in connection therewith. It is clarified that to the extent that the Lessor receives any demand and/or claim as a result of the transportation and/or the placement and/or the operation and/or the disassembly of the chiller and/or in any other matter related to the chiller, the Lessee undertakes to settle the claim and/or the demand as said in 14 business days as of the date of receiving the Lessor’s demand and against receipt of a copy of such a demand as said. It is further clarified that to the extent that the Lessor bears any payment and/or financial obligation and/or cost in connection with the chiller and any matter related thereto, and on the condition that the Lessor first requested from the Lessee to settle the payment and the Lessee failed to act in the said manner in fourteen days, the Lessee will indemnify the Lessor for any financial obligation the Lessor incurred immediately after receiving the first demand of the Lessor in connection therewith, without derogating from any relief the Lessor may seek in respect of breach of the provisions set forth in this Addendum and/or in accordance with the provisions set forth in any law. The provisions of this section shall not derogate from the other sections relating to the liability of the Lessee in accordance with the provisions set forth in the Lease Agreement, and the said provisions shall also apply to the chiller, mutatis mutandis.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

3.6.	It is clarified and agreed that the Lessee shall solely incur all costs in connection with the operation of the chiller (including, but not limited to, direct operating expenses and/or electricity bills and generator payments and/or expenses for repairs and/or any other expense).

3.7.	The Lessee undertakes to take out for the chiller all proper insurances and in accordance with demands made by the Lessor and its consultants, and present to the Lessor the entire certificates of insurance, prior to the placement of the chiller in the Technical Equipment Area as said.

3.8.	After completing the installation of the chiller the Lessee will provide to the Lessor a written approval from the structure engineer on its behalf confirming that the installation of the chiller was performed in compliance with its instructions and to its full satisfaction.

3.9.	The additional electricity feed that is required within the framework of the plant upgrade will be connected from the main distribution board that is situated in the electrical room in the Alon Building by and at the expense of the Lessee and under its sole responsibility and after obtaining the prior and written approval of the Lessor regarding the outline proposed by the Lessee.

3.10.	In addition, the Lessee shall be entitled to pass a pipeline in the western façade of the Alon Building, in a location that will be approved in advance and in writing by the Lessor and that will be attached as Appendix B’2 of this Addendum.

3.11.	A condition for the commencement of the works by the Lessee is the provision of the insurance policies attached hereto as Appendix C’2 of this Agreement. The Lessee shall be solely responsible for obtaining all required approvals and/or permits for the purpose of performing the works by the Lessee and for any damage and/or expense caused to the Lessor in consequence of the performance of the works, and the entire provisions set forth in the Lease Agreement and this Addendum shall apply in connection therewith.

3.12.	The Lessee’s utility works that will be performed in the western façade and on the roof will be performed in accordance with the provisions set forth in this Addendum, shall be the exclusive property of the Lessor, for no additional payment to the Lessee, and the Lessor shall be entitled to order the Lessee to keep or remove them upon expiration of the Term of Lease, except for equipment that is not connected to the Leased Premises (for example, the chiller) and return the Additional Area to the Lessor in the condition the Additional Area was delivered to the Lessee when it is clean and whitewashed.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

4.	Term of Lease of the Additional Area

4.1.	The Term of Lease in the Additional Area shall commence on September 1, 2021 and shall expire on July 22, 2027 (hereinafter: the “Term of Lease of the Additional Area”). The Lessor shall be entitled to notify the Lessee regarding the early delivery of the Additional Area by delivery of a 7 days’ prior and written notice.

4.2.	The additional works on the roof and the placement of the pipes in the western façade in the Alon Building shall commence immediately after the signing of this Addendum subject to the presentation of the insurances demanded by the Lessee.

4.3.	Possession in the Additional Area will be delivered to the Lessee only after provision of the entire insurances as stated in this Addendum.

5.	Rent and management fees for the Additional Area:

5.1.	During the entire Term of Lease of the Additional Area the Lessee undertakes to pay to the Lessor monthly rent in the amount of ILS 35 (thirty-five new Israeli shekels) for each 1 sq.m. of the Additional Area in gross values, with the addition of linkage differentials to the Base Index as defined in the Original Lease Agreement and in addition to statutory VAT (hereinafter: the “Rent for the Additional Area”).

5.2.	During the entire Term of Lease of the Additional Area the Lessee undertakes to pay to the Lessor management fees in the amount of ILS 10 (ten new Israeli shekels) for each 1 sq.m. gross of the Additional Area, with the addition of linkage differentials to the Base Index, as defined in the Original Lease Agreement and in addition to statutory VAT (hereinafter: the “Management Fees for the Additional Area”).

5.3.	The Rent and the Management Fees for the Additional Area will be paid in the beginning of each quarter by an authorization to debit account and in accordance with the provisions set forth in the Lease Agreement with respect to the remaining area of the Leased Premises.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

5.4.	For the avoidance of doubt, and without prejudice to the aforesaid and/or the provisions in the Lease Agreement regarding the management fees for all areas leased in the Lessee, it is clarified that the management fees as stated in the Lease Agreement and in this Addendum are estimated and based on an estimate of the Lessor according to the information the Lessor holds as of the signing date of this Addendum, however this shall not give rise to any representation regarding the management fees that the Lessee will be obligated to pay, and it is possible that the management fees that will be actually charged will be higher than the estimated management fees as said, and the Lessee shall have no argument and/or demand and/or claim against the Lessor and/or the Management Company and/or anyone acting on their behalf, provided that the management fees that the Lessee will be required to pay will not exceed more than 5% of the management fees set out in this Addendum with respect to the Additional Area, except for an increase in the minimum wages and/or the electricity costs and/or the linkage differentials to the index, and in such circumstances as said the Lessor shall be entitled to increase the management fees that the Lessee will actually pay according to the effect of the increase of the said components on the management expenses (and without derogating from the manner of distributing the management fees among all lessees in the Building in accordance with the provisions set forth in the Management Agreement).

5.5.	In addition to the aforesaid payments, the Lessee shall bear all payments as stated in the Lease Agreement with respect to the Additional Area, such as: municipal taxes, electricity and water, as of the delivery of possession date in the Additional Area to the Lessee and until the expiration of the Term of Lease of the Additional Area, and will pay the said payments to the Lessor or the authorities in accordance with the provisions set forth in the Lease Agreement.

6.	Insurance

The Lessee undertakes to expand at its expense and keep in effect during the entire Term of Lease in the Alon Building the insurance policies as stated in Appendix C’3 of this Addendum with respect to all areas that the Lessee leases in the Alon Building and provide to the Lessor the certificates of insurance in accordance with the provisions set forth in the Lease Agreement and this Addendum in such manner that the said provisions will also apply to the Additional Area, as of the delivery of possession date therein and as a condition for delivery of possession as said.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

7.	Collaterals

The collaterals that the Lessee provided by virtue of the lease agreements in the Alon Building and the Tamar Building will be used for the purpose of assuring the performance of the obligations of the Lessee by virtue of this Addendum, including, inter alia, for the purpose of assuring the performance of the works by virtue of this Addendum.

8.	Miscellaneous

8.1.	This Addendum constitutes an integral part of the Lease Agreement and the entire provisions set forth in the Lease Agreement and addenda thereof that were not expressly amended in this Addendum will continue to bind the parties with respect to the Leased Premises and the Additional Area, mutatis mutandis, and for all intents and purposes.

8.2.	For the avoidance of doubt, it is clarified that the Lessee shall be solely responsible for obtaining all permits and/or approvals in connection with the operation of its business in the areas leased to the Lessee in accordance with this Addendum (including, but not limited to, in connection with the issuance of a business license, fire department certificates, approvals from the municipality and any other approval that is required in connection with the operation of its business in the Leased Premises) and all without derogating from the other provisions set forth in the Lease Agreement in connection therewith.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: Amir Weisberg, CEO]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Appendixes:

Appendix A – Blueprint of the Additional Area

Appendix B – Lessee’s Works Appendix, structure engineer’s approval, piping layout outline

Appendix C – Certificate of Insurance for the Lessee’s Works and Permanent Insurance

Appendix D – Guarantee

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

תוכנית קומה ראשונה
בנין אלון

9/3/21

תקרת קומה א

משרדי פוליפיד המתוכננים

Amir Weisberg
CEO

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Appendix B

Customization works in the Leased Premises – performed by the Lessee

1.	The Lessee will design the interior works in the Leased Premises, to the extent required, by an architect or a designer on its behalf (hereinafter: the “Lessee’s Architect”) and by additional consultants, including electricity, plumbing, air-conditioning and safety and at its expense.

2.	The Lessee will perform the customization works in the Leased Premises by itself and/or by contractors on its behalf (hereinafter: the “Lessee’s Contractors”) and at its expense. During the performance of the works the Lessee undertakes to employ skilled and licensed contractors, to the extent that their work requires a license in accordance with the law, and use standard materials in the highest quality. For the purpose of performing the customization works the Lessee will obtain the prior and written approval of the Lessor and/or the consultants on its behalf. The Lessor shall not withhold its approval for such works as said however only for engineering reasons that will be provided in writing.

3.	The drawings of the architect on behalf of the Lessee, together with bills of quantities and specifications, when these are coordinated with the Lessor’s consultants, shall be referred hereinafter: the “Lessee’s Drawings.”

4.	The Lessor and/or a consultant on its behalf will inspect the Lessee’s Drawings according to its customary criteria and shall be entitled, at its sole discretion, to approve or reject such drawings as said, in whole or in part, amend the said drawings and/or demand from the Lessee to provide to the Lessor amended and/or supplementary and/or additional drawings. In the event the Lessor approved the Lessee’s Drawings as said, the Lessor will notify the Lessee about the same within a reasonable time. In the event the Lessor did not approve the Lessee’s Drawings or, alternatively, did not deliver its response to the Lessee’s Drawings in 10 days as of the date of their submission, the Lessee’s Drawings shall be deemed as approved by the Lessor.

5.	A condition for the commencement of the works in the Leased Premises in accordance with the Lessee’s Drawings in the manner approved by the Lessor is that the Lessee paid to the Lessor the rent, the management fees and the VAT in respect whereof, and provided the required collaterals as said in the Addendum of the Lease Agreement and performed its entire obligations until the said date.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

6.	Canceled.

7.	A condition for the use of the Additional Area is the Lessor’s approval that the customization works were performed in conformity with the drawings that were approved, as stated in sections 2-4 above. For the purpose of performing the customization works the Lessee undertakes to hire only the services of skilled professionals holding the necessary and proper equipment and materials as stated in the specification and in the drawings that were approved as said by the Lessor and/or anyone acting on its behalf. The Lessee shall be solely responsible for the equipment and the materials that the Lessee or anyone acting on its behalf will bring for the purpose of performing the customization works during the entire time these items are in the Building.

8.	In the event a building permit or any other license or permit is required in accordance with the law or practice for the purpose of performing any works within the framework of the customization works, including the approval of a certified electrician, approval of the Standards Institution of Israel for the systems, the approval of the fire department, the Lessee shall be solely obligated to obtain such approvals in accordance with the law before the Lessee commences with the performance of the works. The Lessor will assist and/or sign the documents that are necessary in connection therewith, provided that this will not impose on the Lessor any responsibility or liability, including any monetary liability.

9.	The Lessee will take out insurance for its liability as said. In the event the Lessee hires the services of any contractors for the performance of any of the customization works, the Lessee undertakes to assure that the said contractors also took out insurances for their works with proper insurance coverage that is relevant to the risks and that in any event the scope of coverage will not fall below the provisions set forth in this Agreement. A condition for the commencement of the performance of any works in the Leased Premises by the Lessee and/or anyone acting on its behalf is that the Lessee will provide to the Lessor the certificate of insurance for the construction works as stated in Appendix C’2 of this Agreement, duly signed by the insurer.

10.	The Lessee undertakes that the contractors on its behalf (including contractors and subcontractors that are employed in the performance of the customization works) will apply all precautions and safety measures that are required for the purpose of preventing loss, harm or injury to the body and/or to the property of any person and/or entity in connection with the performance of the customization works as said. Without prejudice to the aforesaid, the Lessee undertakes that the consultants and/or the contractors on its behalf will apply proper precautions and will observe the provisions set forth in any law governing the performance of the customization works.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

11.	The entire works and investments that the Lessee will perform in the Leased Premises as stated in this Appendix will become an integral part of the Leased Premises. It is agreed that the Lessee will bear all costs and shall be responsible for all costs stemming from the works and the investments made in the Leased Premises in accordance with this Appendix. The Lessee shall not be entitled to any refunds or coverages from the Lessor under any circumstances, including on the expiration date of the Term of Lease and the evacuation of the Leased Premises for any reason.

12.	The Lessee and/or the contractor on behalf of the Lessee and/or anyone acting on its behalf undertake to coordinate the entire customization works in the Leased Premises, including the different work procedures and the necessary safety arrangements vis-à-vis the Management Company.

13.	The Lessee and the contractor on behalf of the Lessee undertake to observe any instruction of the Lessor and the Management Company, including the immediate cessation of the works as a result of a safety risk.

14.	It is clarified that the Lessor and/or the Lessor’s representative and/or the representative on behalf of the Management Company shall be entitled to enter the Leased Premises during the period of the customization works, by appointment and undertake to observe the safety rules in the Leased Premises.

15.	For the avoidance of doubt, the Lessee is the safety officer in accordance with the law with respect to all works performed by the Lessee and/or by anyone acting on its behalf in the Leased Premises, and the Lessee will bear all liabilities in connection therewith.

16.	After completion of the works in the Leased Premises the Lessee will provide to the Lessor 3 sets of AS-MADE plans of the Leased Premises.

17.	The approval of the drawings by the Lessor and/or the Project supervisor and/or the consultants that are employed by the Lessor in the Project will not impose any liability on the Lessor and/or anyone acting on its behalf that is employed by the Lessor in the Project regarding the design and/or the performance of the Lessee’s Works. The Lessee shall be solely liable for the drawings and for the performance of the works.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Amir Weisberg, CEO]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Undertaking of an operating contractor on behalf of the Lessee

18.	The Contractor declares that it is a registered contractor in the construction sector and that it possesses the capabilities, know-how, means and performance skills that are required for the purpose of performing the work on time and with excellent skill.

19.	The Contractor hereby declares that it is aware of and is familiar with the entire provisions set forth in any law and/or regulation and/or standard and/or bylaw that were enacted by any competent authority in accordance with the law and that refer to and/or that are related to the performance of the work, including the safety in the performance of the works in the works site and the contractor hereby undertakes to perform the work in strict and full compliance with the said provisions.

20.	The Contractor hereby declares that he visited in the site shortly before commencement of the works and inspected the site and the conditions therein and all details that are or that might be relevant to the performance of the work and found them suited for the purpose of performing the work.

21.	The Contractor hereby declares that it is familiar with the methods and manners of performance of the work.

22.	The Contractor undertakes to perform the work including all parts thereof in full coordination with the work of other contractors and subcontractors in the site and in such manner that the performance of the work will not interfere with the other works that are performed in the site and/or to the other lessees. The contractor shall be held liable for any damage and loss caused to the Lessor or the Management Company or to the primary contractor or to other lessees in the Project as a result of failure to coordinate such works or as a result of such a disturbance as said.

23.	The Contractor declares that it is aware that different lessees occupy and/or will occupy the Building and the Project and it undertakes to perform all the works while causing minimal disturbance as possible to the activities of the Lessees in the Project and while preventing noise, waste and dust nuisance and the like. In addition, the Contractor undertakes to perform works that produce excess noise only from 19:00 and until 08:30 and/or at other times, in the manner coordinated and agreed with the Lessor and/or an authorized representative on its behalf and subject to the provisions set forth in any law.

24.	The Contractor will remove from the site from time-to-time excess materials and waste created as a result of the performance of the work. After completion of the work the Contractor will clean the area of the Leased Premises at its expense and will remove from the site all materials, facilities, tools, waste and trash that were left in the site, and all to the satisfaction of the Lessor, the architect and the Management Company.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

25.	The Lessor shall be entitled, however not obligated, to appoint a supervisor on its behalf for the purpose of supervising the proper performance of the work and who shall be entitled and authorized, inter alia, to inspect anything related to the performance of the work by the Contractor, including the quality of the work performed by the Contractor, the standard of the materials brought to the site and any other matter related to the performance of the work.

26.	The supervisor will apply all measures he will see fit for the purpose of assuring the performance of the work in the poor level and standard.

27.	The Contractor will execute immediately the entire instructions and/or guidelines given by the supervisor, including anything associated therewith, including the repeated performance of parts of the works that the architect will determine, at his professional discretion, that they were not performed in the necessary quality and/or manner.

28.	The Contractor hereby declares that it is familiar with all relevant safety at work instructions and laws and that the Contractor undertakes to observe the said instructions and laws. The Contractor hereby undertakes to perform the entire obligations and requirements imposed on an operating contractor in a construction site and/or a foreman in accordance with the law, and undertakes to indemnify the Lessor for any claim that will be filed against the Lessor and for any loss or damage caused as a result of failure to perform its obligations in accordance with this Agreement.

29.	The Contractor shall be solely liable for any damage caused by the Contractor and/or by anyone acting on its behalf and/or by any of its workers and/or anyone acting on their behalf to the Lessor and/or to any other person and/or to the property in the site or surroundings thereof as a result of the performance of the work, and hereby undertakes to indemnify the Lessor and/or any other entity for any damage and loss caused to them in connection therewith.

30.	The Contractor will take out insurance for itself and for its employees and for any third party against all risks associated with the said obligations and all for the entire period of performance of the work, and for coverage amounts that will be agreed by the Lessor. The Contractor will provide to the Lessor a copy of this insurance policy prior to the commencement date of the works, and shall be obligated to amend and/or perform any addition or modification therein in accordance with the Lessor’s instructions.

It is hereby agreed that the Lessor will be listed as an additional beneficiary in the insurance policy, without a right of subrogation towards the Lessor.

For the avoidance of doubt, it is clarified that the Contractor shall be held liable for any damage caused to the workers of the Contractor and of any third party, even in the event the Contractor did not take out the said insurance.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

31.	Water

The water supply connection point will be in the connection of the Lessee with the Lessor, unless otherwise notified by the Lessor. The water that is required for the purpose of performing the work will be provided at the Lessor’s expense.

The Contractor will connect to the water source and will install a meter at the Lessee’s expense and in coordination with the Management Company. In the event that different materials and accessories are required for the purpose of installing such a connection as said, the said items will be provided by the Contractor and/or the Lessee and at the Lessee’s expense. The Lessee shall be responsible for the connection of the water, for disruptions or malfunctions in the supply of the water and the Lessee and/or the Contractor shall be obligated to perform at the Lessee’s expense different arrangements for the purpose of storing water and/or for the self-supply of water, and all for the purpose of preventing malfunctions in the performance of the Contractor’s works.

32.	Electricity

The Lessor has an electricity connection in the site. The Contractor/Lessee will bear all expenses in connection with the electricity current for the purpose of performing the work. The connection to the source of the current and the installation of temporary meters to the Leased Premises will be performed by the Management Company and at the Lessee’s expense. In the event that different materials and accessories are required for the purpose of connecting a meter to the Leased Premises, the said items will be supplied by the Contractor and/or the Lessee and at the Lessee’s expense. The Lessor and/or the Management Company and/or anyone acting on their behalf shall not be responsible for any shutdowns and/or malfunctions in the supply of the electricity current. The connection will be performed in accordance with the instructions set forth by the electricity consultant of the Building and/or the instructions set forth by the Management Company and the safety rules and regulations of the Ministry of Industry, Trade and Labor and in accordance with additional and supplementary instructions of the architect, and all at the expense of the Contractor and/or the Lessee. The Contractor and/or the Lessee will pay to the Management Company for the supply of electricity according to the reading of the meter, and according to the low-voltage rates of Israel Electric Corp.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

33.	Cleaning

The Contractor shall be solely responsible for cleaning the area of the Leased Premises and their nearby surroundings during the entire period of the work. The Contractor will clean and remove all waste and materials from the site to a licensed waste disposal area. In the event the Contractor fails to act in the said manner, the Lessor shall be entitled to remove the waste at the Contractor’s expense and the costs for such work will be offset from the Lessee.

34.	Guarding

The Contractor shall be held liable for the entire equipment and materials owned by the Contractor in the site. The Management Company will guard the site however shall not be held liable in connection with any thefts, damages etc. that might be caused to the Contractor’s equipment and materials.

35.	The Contractor will observe the instructions of the safety officer and/or the supervisor on behalf of the Lessor and the representative on behalf of the Management Company. The foreman who is responsible for safety and/or the representative on behalf of the Management Company shall be entitled to expel the Contractor or its workers or subcontractors on its behalf from the site in the event they fail to observe its instructions without giving explanations.

36.	After entering the site, the Contractor will sign the Safety at Work Appendix in the manner ordered by the Lessor.

37.	The Contractor may not dig, excavate, chisel, drill or perform any work in the columns of the Building, in the ceilings, the floors and/or in the concrete elements in the Building.

38.	The Contractor will assure that there is no water leak from the area of the Leased Premises to the area of other leases premises, to the core and/or to the floors under the Leased Premises, to the extent that there are any. The Contractor shall be held liable for any damage to the Lessor, to other contractors or to other lessees that will liable caused as a result of such leaks as said.

39.	The Contractor undertakes to work in compliance with the entire requirements laid down in the hot work procedure attached as an Appendix to this Agreement.

And in witness hereof the Contractor is hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Hot work Procedure

The Lessee and all contractors working on its behalf shall be obligated to work solely in accordance with the instructions set forth in the following Procedure:

1.	No hot work shall be performed in the area of the Leased Premises and the Project however solely in accordance with the instructions set forth in this Procedure:

2.	The term “hot works” shall mean – the performance of any work that requires welding and/or cutting by the application of heat or the use of an open flame.

3.	Any contractor or subcontractor acting on behalf of the Lessee and that performs hot work shall appoint a supervisor on its behalf (hereinafter: “the Supervisor”) who will be responsible to assure that hot works are performed solely in accordance with the instructions set forth in this Procedure.

4.	Prior to start of any hot works the Supervisor shall inspect the area designated for the work and shall assure that any flammable materials are removed from the premises in a radius of at least 10m, when fixed and irremovable flammable objects will be covered with a fire-retardant cover.

5.	The Supervisor shall appoint a person who will serve as a fire observer (hereinafter: “Fire Observer”) that will hold proper fire extinguishing measures corresponding to the type of flammable materials that are in the premises of performing the hot work. The Fire Observer shall be solely responsible for observing the performance of the hot works and taking immediate action for the purpose of extinguishing any kindling caused as a result of performance of the hot work.

6.	The Fire Observer shall be present in the premises where the hot work is performed as of start of its performance and until 30 minutes after their completion so as to assure that there are no possible sources of kindling in the premises.

For the avoidance of doubt, it is hereby clarified that failure to follow this procedure by the Lessee and/or any contractor on its behalf might affect the insurance coverage stated in the insurance policies that were taken out in respect of the performance of the works in the Leased Premises and the Project.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: Amir Weisberg, CEO]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

ספח ב׳1+ב׳2

Amir Weisberg
CEO

30RB080
60TR
2100kg

עוגן נדל"ן מניב בע"מ

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

חתך טיפוסי בבמה
1 : 25
במה חדשה
245
260
100
245
260
3.6.21
1512
1512-K-02
בניין אלון ציוד על הגג
פתח תקווה
תכנית במה - "פוליפיד"
Amir Weisberg
CEO

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Amir Weisberg
CEO
ELECTRICAL HEAT EXCHANGER
SKID
AHU 6 NEW
5700m/3h
W 1600=kg
CNC
PUMP
HEAT EXCHANGER
TANK 1500L
2000 kg
AHU 7 NEW
4500m/3h
W 1300=kg
D
SERVICE SIDE
Dehumidifier
300Kg
SIDE
SKID II
550 kg
SKID I
500 kg
Drain Channel
CW TANK
450 kg
ESR (12)
480 kg
ESR (12)
480 kg
MMF
150 kg
Tank ø400x3000
370 kg
הערות
1512
1512-K-02-n
פרויקט חדר טכני
הרחבת גמה
ציוד חדש ע"ג במה הרשה

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

30RB060
60TR
2100kg
350kg/m2
2
Amir Weisberg
CEO

עוגן נדל"ן מניב בע"מ

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

This certificate replaces and revokes the certificate dated October 24, 2021

Certificate of insurance	Certificate issuance date 27/10/2021
This certificate of insurance is proof that the insured holds a valid insurance policy according to the information stated therein. The information contained in this certificate of insurance does not include the entire terms and exclusions set out in the policy. Nevertheless, in the event of discrepancy between the terms set forth in the insurance policy, the provisions set forth in the insurance policy shall take precedence, except for circumstances in which a condition in this certificate of insurance benefits with the certificate applicant.

Certificate applicant*	Insured	Nature of the transaction*	Status of the certificate applicant*
Name: Ogen Yielding Real Estate Ltd. and/or subsidiaries and/or related companies and/or fellow subsidiaries and/or parent companies	Name: PolyPid Ltd.	☐ Real Estate ☐ Services ☐ Supply of products ☒ Other: lease of property in 18 HaSivim St., Petah Tikva	☒ Lessor ☐ Lessee ☐ Concessionaire ☐ Subcontractor ☐ Client ordering services ☐ Client ordering products ☐ Other:
ID. No./Company Reg. No. 520033093	ID. No./Company Reg. No. 514105923
Address: 3 Har Sinai St., Tel Aviv	Address: PO Box 1 Ness Ziona

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Coverage
Type of insurance	Policy No.	Version + Edition	Commencement date	Expiration date	Liability limit/sum insured		Additional coverages in effect specify
In a breakdown according to the liability limits or sums insured					Amount	Currency	the coverage code according to Appendix D
Property structural defects insurance	17400047500	Extended fire and consequential loss insurance policy BIT SHIKLIT 2019 edition	01/09/2021	31/08/2022	[handwritten: under the exclusive responsibility of the Lessee]	ILS

309-waiver of the right of subrogation in favor of the certificate applicant

308 – waiver of the right of subrogation in favor of another entity and other lessees and tenants in the Leased Premises subject to a corresponding clause, 18 HaSivim St., Petah Tikva

313 – natural disasters coverage

316 – earthquake coverage

328 – primary insurance (the Insurer waives any demand or argument of any kind from any insurer of the certificate applicant)

314 – theft, break-in and robbery coverage

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Third-party liability insurance	17399255700	Third-party liability insurance policy BIT 2019 SHIKLIT version	01/09/2021	31/08/2022	15,000,000	ILS

302 cross-liability

307 third-party extension - Contractors and subcontractors

315 Claims by the National Insurance Institute

321 – additional insured for the acts or omissions of the insured – the certificate applicant

322 – certificate applicant is defined as a third party in this chapter

328 – primary insurance (the insurer waives any demand or claim from any insurer of the certificate applicant)

329 Property of the certificate applicant will be considered as third-party property

320 - additional insured in respect of the acts or omissions of the insured, other lessees and tenants in the Leased Premises, subject to a corresponding clause 18 HaSivim St. Petah Tikva

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Employers’ liability	17312212200	Employers’ liability insurance policy BIT 2019 SHIKLIT version	01/09/2021	31/08/2022	20,000,000	ILS

309 - Waiver of the right of subrogation in favor of the certificate applicant

319 - Additional insured in the event the certificate applicant is considered as an employer

328 – primary insurance (the insurer waives any demand or claim from any insurer of the certificate applicant)

308 – waiver of the right of subrogation in favor of another entity and other lessees and tenants in the Leased Premises subject to a corresponding clause, 18 HaSivim St., Petah Tikva

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

Description of services (subject to the services as stated in the agreement between the insured and the certificate applicant, state the proper service code as stated in Appendix C):
096 – Leasing and leases
Cancellation/modification of the policy*
Adverse change or cancellation of the insurance policy, will enter into force only 30 days after the delivery of notice to the certificate applicant regarding the modification or the cancellation.
Signature of certificate
Certificate issuer: Keren Nativ Insurer: Clal Insurance Co. Ltd.

* In a general certificate of insurance it is possible to check these fields as invalid.

[Signature and Stamp: Clal Insurance Co. Ltd.]

Clal Insurance Co. Ltd.

36 Raoul Wallenberg St. | Kiryat Atidim, Tower 8, Tel Aviv | Postal address: PO Box 37070 Tel Aviv, zip code 6136902 | Tel.: 03-6387777 | Fax: 03-6387676 | www.clal.co.il

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signed]

31